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EXHIBIT 10.37

                               RETENTION AGREEMENT

      This RETENTION AGREEMENT ("Agreement") is entered into as of November 15, 2006, by and between Radiologix, Inc., a Delaware corporation (the "Company"), Primedex Health Systems, Inc., a New York corporation ("Primedex") and Stephen
M. Forthuber ("Employee").

                                    RECITALS

      WHEREAS, the Company has entered into a definitive agreement to be acquired by Primedex; and

      WHEREAS, Primedex and the Company anticipate that the transaction will be completed on or about October 15, 2006 (the "Close Date"); and

      WHEREAS, Employee is currently employed by the Company in the capacity of Senior Vice President, Field Operations, reporting to the Company's Chief Executive Officer; and

      WHEREAS, the Company desires to retain the services of Employee in the role of Senior Vice President, Field Operations through the Close Date; and

      WHEREAS, Primedex desires to offer Employee the position of COO - Eastern Operations with Primedex after the Close Date;

      THEREFORE, in consideration of the mutual covenants and conditions set forth herein, and other good and valuable consideration, the parties hereby agree as follows:

1.    RETENTION PROGRAM.

      1.1 CONTINUED EMPLOYMENT. Employee shall be offered employment as COO -Eastern Operations with Primedex, commencing on the Close Date. Employee's salary shall be subject to annual review, but in no event shall be less than $250,000 per year. Should Employee remain employed by Primedex at the first anniversary of the Close Date, Primedex shall pay Employee, within three business days of the first anniversary, a bonus of $125,000. Should employee remain employed by Primedex at the second anniversary of the Close Date, Primedex shall pay Employee, within three business days of the second anniversary, a bonus equal to $250,000.

      1.2 TERMINATION WITHOUT CAUSE. If Primedex terminates Employee's employment hereunder prior to the first anniversary of the Close Date for any reason other than for Disability or Cause (each as defined below), then Primedex shall pay Employee, not later than the fifteenth business day after the effective date of such termination of employment, a lump sum severance payment in an amount equal to the Employee's then current annual salary for one year multiplied by three.



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      If Primedex terminates Employee's employment hereunder on or after the first of the Close Date and prior to the second anniversary of the Close Date for any reason other than for Disability or Cause (each as defined below), then Primedex shall pay Employee, not later than the fifteenth business day after the effective date of such termination of employment, a lump sum severance payment in an amount equal to the product of Employee's then current annual salary for one year times two.

      If Primedex terminates Employee's employment hereunder after the second anniversary of the Close Date for any reason other than for Disability or Cause (each as defined below), then Primedex shall pay Employee, not later than the fifteenth business day after the effective date of such termination of employment, a lump sum severance payment in an amount equal to the Employee's then current annual salary for one year.

      1.3 TERMINATION EVENTS. Employee's employment hereunder will terminate upon the occurrence of any of the following events:

            (a)   Employee dies;

            (b) Primedex, by written notice to Employee or his personal representative, discharges Employee due to Employee's Disability (as defined below);

            As used in this Agreement, the term "Disability" shall mean that for a period of at least 120 days during any twelve consecutive month period on account of a mental or physical condition, Employee is unable to perform the essential functions of his job for Primedex, even with reasonable accommodation. The determination of Employee's Disability shall be made (a) by a medical physician selected or agreed to by Primedex or
      (b) upon mutual agreement of Primedex and Employee or his personal representative. All costs relating to the determination of whether Employee has incurred a Disability shall be paid by Primedex. Employee shall submit to any examination that is reasonably required by an examining physician for purposes of determining whether a Disability exists.

            (c) Employee is discharged by Primedex for Cause (as defined below):

            As used in this Agreement, the term "Cause" shall mean:

                  (i) Employee's conviction of (or plea of guilty or nolo contendere to) (A) any felony or (B) any misdemeanor involving fraud or dishonesty in connection with the performance of his duties hereunder or moral turpitude; or

                  (ii) the willful and continued failure of Employee for a total of 10 days (which need not be consecutive days) within any fiscal year of Primedex to substantially perform his duties with Primedex (other than any such failure resulting from illness or Disability) after a written demand for substantial performance from Primedex is delivered to Employee, which demand specifically identifies the manner in which it is claimed Employee has not substantially performed his duties, or

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                  (iii) Employee has willfully engaged in misconduct which has, or can reasonably be expected to have, a direct and material adverse monetary effect on Primedex.

                  For purposes of this Section, no act or failure to act on
            Employee's part shall be considered "willful" unless Employee acted in bad faith or without a reasonable belief that Employee's action or omission was in the best interest of Primedex.

            (d) Employee is discharged by Primedex for any reason other than for Cause or Disability, which Primedex may do at any time;

            (e) Employee voluntarily terminates his employment for any reason, which Employee may do at any time with at least 30 days' advance notice.

      Employee shall not be eligible for any retention bonus or severance payment of any kind if his employment is terminated pursuant to Sections 1.3 (a)
(b) (c) or (e) above.

      1.4 DELAY OF SEVERANCE PAYMENT. Notwithstanding anything to the contrary contained herein, in the event any payments made upon termination of Employee's employment pursuant to this Agreement are deemed subject to (and not otherwise exempt from) the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), and Employee is deemed a "specified employee" (as defined in Code Section 409A), then, if and to the extent required to avoid tax penalties pursuant to Code Section 409A, Employee shall not be entitled to any such payments until the first day of the seventh month following the date of his termination.

2.    COVENANT NOT TO COMPETE.

Immediately upon Employee's execution of this Agreement and on an on-going basis, the Company and Primedex agree that they shall provide to Employee confidential information and trade secrets of the Company and Primedex and their businesses ("Confidential Information"). In consideration of, among other things, the Company's and Primedex's obligation to disclose Confidential Information to Employee and his receipt of Confidential Information, Employee agrees that during his employment with the Company and/or Primedex and for the twelve (12) month period following the termination of Employee's employment hereunder for any reason, Employee will not, directly or indirectly, whether as an individual, employee, director, consultant, investor, stockholder, partner, agent, principal, lender or advisor, or in any other capacity whatsoever, and whether personally or through other persons:

            (i) provide services to any person, firm, corporation or other business enterprise whose primary business involves (A) owning or operating diagnostic imaging centers or the provision of diagnostic imaging services, (B) providing administrative, management or other information services to radiology practices or (C) providing management services in the area of radiology, in each case unless he obtains the prior written consent of the Company or Primedex. This covenant not to compete shall apply only as to each of the geographic markets in which Company or Primedex conducts business as of the date of termination of Employee's employment with the Company or Primedex.

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            (ii)  solicit business from, attempt to do business with, or do business with any customer of the Company or Primedex with whom the Company or Primedex transacted business within the preceding 12 months, and for which Employee contacted, called on, serviced, did business with or had significant contact with during Employee's employment with the Company or Primedex.

            (iii) solicit, or attempt to encourage or solicit, any individual to leave the Company's or Primedex's employ for any reason or interfere in any other manner with the employment relationships between the Company and Primedex and their current or prospective employees or any employee who has been employed by the Company or Primedex within ninety days preceding Employee's termination.

3.    GENERAL PROVISIONS.

      3.1 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior agreements between the parties relating to such subject matter. In the case of any conflict between the terms of this Agreement and any option agreement or similar instrument, the terms of this Agreement shall control.

      3.2 MODIFICATIONS. This Agreement may be changed or modified only by an agreement in writing signed by both parties hereto.

      3.3 GOVERNING LAW. This Agreement is performable in whole or in part in Baltimore County, Maryland wherein exclusive venue shall lie for any proceeding, claim or controversy, and shall be governed by, and construed in accordance with, the laws of the State of Maryland, without giving effect to any conflict-of-laws principles.

      3.4 SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect.

      3.5 NOTICES. Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed received by the recipient when delivered personally or, if mailed, five days after the date of deposit in the United States mail, certified or registered, postage prepaid and addressed, in the case of the Company, to Radiologix, Inc., 3600 J.P. Morgan Chase Tower, 2200 Ross Avenue, Dallas, Texas 75201-2776, attention: General Counsel; in the case of Primedex, 1510 Cotner Avenue, Los Angeles, California 90025-3303, attention:
General Counsel; and in the case of Employee, to the address shown for Employee on the signature page hereof.

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      3.6   NO WAIVER. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver of that provision, nor prevent that party thereafter from enforcing that provision of any other provision of this Agreement.

      3.7 LEGAL FEES AND EXPENSES. If any legal action or other proceeding, including arbitration, is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

      3.8 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

      3.9 TERMINATION OF AGREEMENT. This Agreement shall terminate and be of no force and effect should the transaction contemplated in the recitals herein not occur.

      IN WITNESS WHEREOF, the parties have executed this Agreement, effective as of the day and year first above written.


COMPANY                                         EMPLOYEE

RADIOLOGIX, INC.,


By: /s/ Sami S. Abbasi                          /s/ Stephen M. Forthuber
   -----------------------------------          --------------------------------
Name: Sami S. Abbasi                            Name: Stephen M. Forthuber
Title: President and Chief                      Address: 8539 Hill Spring Drive
       Executive Officer                                 Lutherville, MD 20193

PRIMEDEX

PRIMEDEX HEALTH SYSTEMS, INC.


By: /s/ Howard G. Berger, M.D.
   -----------------------------------
Name: Howard G. Berger, M.D.
Title: Chairman, Chief Executive Officer and President

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